U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):  December 22, 2010

STAR BUFFET, INC.
(Exact name of registrant as specified in its charter)

0-6054
(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	84-1430786 (IRS Employer Identification No.)

1312 N. Scottsdale Road
Scottsdale, Arizona  85257
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (480) 425-0397

Former name or former address, if changed since last report:  Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 22, 2010, Star Buffet, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the Nasdaq Listing Rules for Continued Listing as a result of its failure to file its report on Form 10-Q for the period ended November 1, 2010.  According to Nasdaq regulations the Company has 60 calendar days from December 22, 2010 to submit a plan to regain compliance. Filing the Company’s report on Form 10-Q for the quarter ending November 1, 2010 the principal component of the plan.

As of November 1, 2010, the end of the third quarter of the current fiscal year, the Company was not in compliance with one financial covenant under its credit facility with Wells Fargo Bank, N.A. (the “Bank”).  As of November 1, 2010, the Company owed $2,475,000 on its revolving line of credit with the Bank and an additional $3,775,000 under a term loan.  Due to the Company’s failure to meet compliance terms the Bank has the right to terminate the credit facility and accelerate the due date of the outstanding obligations.  However, as of December 28, 2010, the Bank has not elected to do so. The Company has delayed its filing on Form 10-Q for the quarter ended November 1, 2010 until it has reached agreement on terms for a waiver.

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 22, 2010, Star Buffet, Inc. (the “Company”) also received a letter from the Nasdaq Stock Market stating that the minimum bid price of the Company's common stock has been below $1.00 per share for 30 consecutive business days and that the Company therefore is not in compliance with the minimum bid price requirement for Continued Listing set forth in Marketplace Rule 5550(a)(2).  The notification of noncompliance has no immediate effect on the listing or trading of the Company's common stock on the Nasdaq Capital Market.

The Company has been provided 180 calendar days, or until June 20, 2011, to regain compliance with the minimum bid price requirement.  To regain compliance, the closing bid price of the Company's common stock must meet or exceed $1.00 per share for at least ten consecutive business days during this 180-day grace period.

If the Company does not regain compliance by June 20, 2011, the Company may be eligible for additional time. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

The Company will consider available options to resolve the minimum bid price deficiency and regain compliance with the Nasdaq minimum bid price requirement. However, there can be no assurance that the Company will be able to maintain compliance with the minimum bid price rule or other listing criteria.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Buffet, Inc.

Date: December 28, 2010	By:	/s/ Robert E. Wheaton
Robert E. Wheaton, Chief Executive Officer,
President and Chairman

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